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                                                                    EXHIBIT 21.1


                                 XILINX, INC.
                          SUBSIDIARIES OF REGISTRANT


                                                     PLACE OF INCORPORATION
               NAME                                      OR ORGANIZATION
               ---------------------------------------------------------------

               Xilinx, Ltd.                              United Kingdom

               Xilinx, K.K.                              Japan

               Xilinx Development Corporation            California, U.S.A.

               Xilinx International, Inc.                Colorado, U.S.A.

               Xilinx, SARL                              France

               Xilinx, GmbH                              Germany

               Xilinx AB                                 Sweden

               Xilinx Benelux, Bvba                      Belgium

               Xilinx Holding One Limited                Ireland

               Xilinx Holding Two Limited                Ireland

               Xilinx Holding Three Ltd.                 Cayman Islands

               Xilinx Holding Four Limited               Cayman Islands

               Xilinx Ireland                            Ireland

               Xilinx Antilles N.V.                      Netherlands Antilles

               Xilinx Netherlands B.V.                   Netherlands

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